UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2015 (December 3, 2014)

American Realty Capital Healthcare Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
On December 3, 2014, American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II"), through wholly owned subsidiaries of American Realty Capital Healthcare Trust II Operating Partnership, LP ("ARC HCT II OP"), its operating partnership, consummated its acquisition of Wellington at Hershey's Mill (the "Property"), a senior housing community located in West Chester, Pennsylvania. The seller of the Property was First Somerset, LLC. The seller has no material relationship with ARC HCT II and the acquisitions were not affiliated transactions. The contract purchase price of the Property is $95.0 million, exclusive of closing costs. The Property is comprised of 421,710 rentable square feet. ARC HCT II funded the acquisition of the purchased property with proceeds from its initial public offering of common stock.
This Current Report on Form 8-K is being filed for the purpose of complying with the provisions of Rule 3-05 of Regulation S-X. As such, this Current Report on Form 8-K provides (i) the financial information related to our acquisition of the fee simple interest in the Property as required by Item 9.01 of Form 8-K and (ii) certain additional information with respect to such acquisitions.
Item 2.01. Completion of Acquisition or Disposition of Assets
The acquisition of the Property utilizes a structure created under the Real Estate Investment Trust Investment Diversification and Empowerment Act of 2007, as amended, pursuant to which ARC HCT II will receive operating income generated from the operations of the Property. ARC HCT II intends to retain Benchmark Senior Living, an unaffiliated privately-held senior housing operating company based in Boston, Massachusetts, to manage the property. The property manager will be paid a market rate management fee pursuant to a management contract.
The description of the acquisition of the Property set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01 in its entirety.
In evaluating the Property as a potential acquisition and determining the appropriate amount of consideration to be paid, ARC HCT II considered a variety of factors including: location; primary demographic trends within the target markets; payor mix of the residents and the credit quality of such payors; historical occupancy; expenses; ad valorem tax rates; maintenance expenses; and the lack of required capital improvements.
 ARC HCT II believes that the Property is well located, has acceptable roadway access and is well maintained. The Property is subject to competition from similar properties in the industry and in the region, and the economic performance of the Property could be affected by changes in local economic conditions and by other developments affecting the senior housing industry. ARC HCT II did not consider any other factors material or relevant to the decision to acquire the Property, and after reasonable inquiry, ARC HCT II is not aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
10.1	Asset Purchase Agreement by and among American Realty Capital VII, LLC, ARHC WHWCHPA01, LLC, ARHC WHWCHPA01 TRS, LLC and First Somerset, LLC.
10.2	First Amendment to Asset Purchase Agreement by and among American Realty Capital VII, LLC, ARHC WHWCHPA01, LLC, ARHC WHWCHPA01 TRS, LLC and First Somerset, LLC.
10.3	Second Amendment to Asset Purchase Agreement by and among American Realty Capital VII, LLC, ARHC WHWCHPA01, LLC, ARHC WHWCHPA01 TRS, LLC and First Somerset, LLC.

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust II, Inc.

We have audited the accompanying combined financial statements of the property known as Wellington at Hershey's Mill (the “Company”), which comprise the combined balance sheet as of December 31, 2013, and the related combined statements of operations, owners’ deficit, and cash flows for the year then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Wellington at Hershey's Mill as of December 31, 2013 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ WeiserMazars LLP

Fort Washington, Pennsylvania
February 18, 2015

WELLINGTON AT HERSHEY'S MILL

COMBINED BALANCE SHEETS
(In thousands, except for share and per share data)

	September 30, 2014	December 31, 2013

	(unaudited)
ASSETS
Real estate assets:
Land	$2,400	$2,400
Building and improvements	35,720	35,720
Furniture, fixtures and equipment	1,830	1,726
Total real estate assets, at cost	39,950	39,846
Less: accumulated depreciation	(9,084)	(8,258)
Total real estate assets, net	30,866	31,588
Cash	941	732
Restricted cash	397	728
Residents receivable	497	444
Prepaid expenses and other assets	401	193
Deferred financing costs, net	143	235
Total assets	$33,245	$33,920

LIABILITIES AND OWNERS' DEFICIT
Mortgage notes payable	$43,385	$44,032
Accounts payable and accrued expenses	907	929
Deferred rent and other liabilities	986	941
Total liabilities	45,278	45,902

Common stock, $1.00 par value, 2,000 shares authorized, issued and outstanding at September 30, 2014 and December 31, 2013	2	2
Owners' deficit	(12,035)	(11,984)
Total owners' deficit	(12,033)	(11,982)
Total liabilities and owners' deficit	$33,245	$33,920

The accompanying notes are an integral part of these combined financial statements.

WELLINGTON AT HERSHEY'S MILL

COMBINED STATEMENTS OF OPERATIONS
(In thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013
	(unaudited)	(unaudited)
Revenues:
Rental income, net	$10,851	$10,693	$14,234
Resident services and fee income	2,800	2,541	3,447
Total revenues	13,651	13,234	17,681

Expenses:
Property operating and maintenance	7,495	7,441	9,918
General and administrative	1,255	1,183	1,573
Depreciation	826	834	1,109
Total expenses	9,576	9,458	12,600
Income from operations	4,075	3,776	5,081

Interest expense, net	(2,052)	(2,099)	(2,786)

Net income	$2,023	$1,677	$2,295

The accompanying notes are an integral part of these combined financial statements.

WELLINGTON AT HERSHEY'S MILL

COMBINED STATEMENTS OF OWNERS' DEFICIT
(In thousands)

	Common Stock	Owners' Deficit	Total
Balance, December 31, 2012	$2	$(11,615)	$(11,613)
Distributions declared to owners	—	(2,664)	(2,664)
Net income	—	2,295	2,295
Balance, December 31, 2013	2	(11,984)	(11,982)
Distributions declared to owners (unaudited)	—	(2,074)	(2,074)
Net income (unaudited)	—	2,023	2,023
Balance, September 30, 2014 (unaudited)	$2	$(12,035)	$(12,033)

The accompanying notes are an integral part of these combined financial statements.

WELLINGTON AT HERSHEY'S MILL

COMBINED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net income	$2,023	$1,677	$2,295
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	826	834	1,109
Amortization of deferred financing costs	92	93	123
Changes in assets and liabilities:
Residents receivable	(53)	(227)	(201)
Receivables from affiliates	—	(2)	—
Prepaid expenses and other assets	(208)	(196)	—
Accounts payable and accrued expenses	(23)	65	76
Deferred rent and other liabilities	46	34	32
Net cash provided by operating activities	2,703	2,278	3,434
Cash flows from investing activities:
Capital expenditures	(104)	—	—
Net cash used in investing activities	(104)	—	—
Cash flows from financing activities:
Payments on mortgage notes payable	(647)	(610)	(822)
Distributions to members	(2,074)	(2,011)	(2,664)
Restricted cash	331	153	(204)
Net cash used in financing activities	(2,390)	(2,468)	(3,690)
Net increase (decrease) in cash	209	(190)	(256)
Cash, beginning of period	732	988	988
Cash, end of period	$941	$798	$732

Supplemental Disclosure of Cash Flow Information:
Cash paid for interest	$1,522	$1,551	$2,212

The accompanying notes are an integral part of these combined financial statements.

WELLINGTON AT HERSHEY'S MILL

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the nine months ended September 30, 2014 and 2013 are unaudited)

1.    Organization and Description of Business
The accompanying financial statements include the operations of First Somerset, LLC, Wellington Hall at Hershey's Mill, Inc., and Wellington Court at Hershey's Mill, Inc., together known as Wellington at Hershey's Mill (the "Company," "Property" or "Wellington") as of and for the year ended December 31, 2013 (audited) and the nine months ended September 30, 2014 and 2013 (unaudited). The Property contains 421,710 rentable square feet and includes 293 units dedicated to assisted and independent living patients. The facilities within the Property vary by level of care, services offered and housing size and configuration. The contract purchase price for the sale of the property to American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") included in the accompanying combined financial statements is $95.0 million.
As of the dates of the accompanying combined financial statements, the owner of the Property, was First Somerset, LLC, and the property managers were Wellington Hall at Hershey's Mill, Inc., Wellington Court at Hershey's Mill, Inc., and MSL Architects Ltd.
2. Summary of Significant Accounting Policies
The accompanying combined financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").
Principles of Combination
The accompanying combined financial statements include the accounts of the Property. All material intercompany amounts and transactions have been eliminated in combination.
Use of Estimates
The preparation of the combined financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accompanying combined financial information reflects all adjustments which are, in the opinion of management of a normal recurring nature and necessary for the fair presentation of the combined financial position, results of operations and cash flows for the interim periods. Operating results for the nine months ended September 30, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014.
Cash
As of September 30, 2014, the Company had cash deposits of approximately $13,000 in excess of the amount insured by the FDIC. Although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result.
Restricted cash
Restricted cash primarily consists of rent, deposits for utilities, escrow for property insurance and real estate taxes and Medicare deposits.
Impairment of Long Lived Assets
When circumstances indicate the carrying value of a property may not be recoverable, the Company reviews the asset for impairment. This review is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists, due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property to be held and used. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income. There were no impairments recorded for the nine months ended September 30, 2014 and 2013 or the year ended December 31, 2013.
Real Estate Assets
Real estate assets are recorded at cost. Improvements and replacements are capitalized when they extend the useful life of the asset. Costs of repairs and maintenance are expensed as incurred. Interest, insurance, and real estate taxes incurred during construction periods are capitalized. Depreciation is computed using the straight-line method over the estimated useful life of 40 years for buildings, 15 years for building and land improvements and five to seven years for fixtures and equipment.

WELLINGTON AT HERSHEY'S MILL

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the nine months ended September 30, 2014 and 2013 are unaudited)

Residents Receivable
Residents receivable primarily includes amounts due from residents for rent and services provided. At September 30, 2014 and December 31, 2013, residents receivable was approximately $497,000 and $444,000, respectively. All amounts are deemed to be collectible, therefore there is no allowance for doubtful accounts at both September 30, 2014 and December 31, 2013.
Deferred Financing Costs, Net
Costs incurred in connection with debt financing are recorded as deferred financing costs. Deferred financings costs are amortized over the contractual terms of the respective financings using the straight-line method, which approximates the effective interest method. Costs without future economic benefit are expensed as they are identified.
The Company recorded $92,000 and $93,000 of amortization expense for the nine months ended September 30, 2014 and 2013, respectively, and $123,000 for the year ended December 31, 2013, which is included in interest expense in the accompanying statements of operations.
Rental Income, Net
Rental income, net of incentives, is recognized as earned. Residents pay a monthly rent that covers occupancy of their unit and basic services including utilities, meals and some housekeeping services. The terms of the rent are short term in nature, primarily month-to-month.
Resident Services and Fee Income
Resident services and fee income includes income from ancillary services that are recorded in the period in which the services are performed.
Marketing Costs
The Company expenses advertising costs as they are incurred. Advertising expenses for the nine months ended September 30, 2014 and 2013 and the year ended December 31, 2013 approximated $0.1 million, $0.1 million and $0.2 million, respectively.
Management Fees
The Company pays fixed management fees of $40,500 per month. An additional management fee that may be paid yearly is calculated as 3-4% of the gross receipts subtracting therefrom the fixed monthly payments total ranging from $150,000 to $192,000. Management fee expense for the nine months ended September 30, 2014 and 2013 and the year ended December 31, 2013 were approximately $0.1 million, $0.1 million, and $0.2 million, respectively, net of eliminating entries of $0.3 million for all of the periods presented.
Income Taxes
No provision is made in the accompanying combined financial statements for liabilities for federal, state or local income taxes since such liabilities are the responsibility of the individual owners of the Company. The tax returns for the properties include the owners' shares of the income for tax purposes. The Company's federal and state income tax returns remain open for examination by tax authorities for the years 2011, 2012 and 2013.
3.  Mortgage Notes Payable
 The Company’s mortgage notes payable as of September 30, 2014 and December 31, 2013 consist of the following (in thousands):

Outstanding Mortgage Notes Payable
September 30, 2014	December 31, 2013	Interest Rate	Payment	Maturity
$14,919	$15,084	6.61%	Principal and interest	Dec. 2015
28,466	28,948	5.56%	Principal and interest	Nov. 2015
$43,385	$44,032

Upon the sale of the Property in December 2014, mortgages notes payable outstanding at September 30, 2014 were repaid (See Note 7. Subsequent Events).

WELLINGTON AT HERSHEY'S MILL

NOTES TO COMBINED FINANCIAL STATEMENTS
(References made to the nine months ended September 30, 2014 and 2013 are unaudited)

4.     Related Party Transactions
The Company had arrangements with related parties under common ownership to manage its properties in return for management fees. See Note 2. Summary of Significant Accounting Policies for details of these fees.
5.     Owners' Deficit
First Somerset, LLC
Pursuant to the Amended and Restated Operating Agreements of this entity, owners were issued units representing their ownership interest in the property. The issued and outstanding units represent the owners' respective pro rata interest in the property, which include voting rights. No owner has priority over any other owner with regards to capital contributions, net profits, net losses or distributions. No owner has the right to withdraw without the prior written consent of the other owners.
Owners' Capital Contributions and Distributions
During the nine months ended September 30, 2014 and 2013, the Company declared distributions of approximately $2.1 million and $2.0 million, respectively. During the year ended December 31, 2013, the Company declared distributions of approximately $2.7 million.
6.     Contingencies
The Company is the defendant in various lawsuits incurred in the normal course of business.  The outcome of these lawsuits is not anticipated to have a material effect on the combined financial position, results of operations or cash flows of the Company.

7.	Subsequent Events
ARC HCT II completed its acquisition of Wellington through wholly owned subsidiaries of its operating partnership on December 3, 2014 for a purchase price, excluding acquisition costs, of $95.0 million. The Company used the sale proceeds to repay outstanding mortgage notes payable, which was $43.4 million at September 30, 2014.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2014
(In thousands)

The following Pro Forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II”) had acquired the fee simple interest in the seniors housing community located in West Chester, Pennsylvania (the "Property") as of September 30, 2014. This Unaudited Pro Forma Consolidated Balance Sheet should be read in conjunction with the unaudited pro forma Consolidated Statements of Operations and ARC HCT II's historical financial statements and notes thereto in ARC HCT II's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had ARC HCT II acquired the Property as of September 30, 2014, nor does it purport to present the future financial position of ARC HCT II.

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	Wellington at Hershey's Mill (2)	Pro Forma American Realty Capital Healthcare Trust II, Inc.
Assets
Real estate investments, at cost:
Land	$65,640	$8,531	$74,171
Buildings, fixtures and improvements	838,200	78,409	916,609
Acquired intangible lease assets	103,443	8,039	111,482
Total real estate investments, at cost	1,007,283	94,979	1,102,262
Less: accumulated depreciation and amortization	(11,786)	—	(11,786)
Total real estate assets, net	995,497	94,979	1,090,476
Cash and cash equivalents	766,061	(96,843)	669,218
Restricted cash	1,902	—	1,902
Investment securities, at fair value	18,544	—	18,544
Receivable for sale of common stock	4,920	—	4,920
Prepaid expenses and other assets	18,930	276	19,206
Deferred costs, net	4,680	—	4,680
Total assets	$1,810,534	$(1,588)	$1,808,946
Liabilities and Stockholders' Equity
Mortgage notes payable	$66,028	$—	$66,028
Mortgage premiums, net	3,146	—	3,146
Below-market lease liabilities, net	339	—	339
Accounts payable and accrued expenses	15,107	1,081	16,188
Deferred rent and other liabilities	1,230	—	1,230
Distributions payable	11,100	—	11,100
Total liabilities	96,950	1,081	98,031
Common stock	814	—	814
Additional paid-in capital	1,793,520	—	1,793,520
Accumulated other comprehensive loss	(36)	—	(36)
Accumulated deficit	(80,714)	(2,669)	(83,383)
Total stockholders' equity	1,713,584	(2,669)	1,710,915
Total liabilities and stockholders' equity	$1,810,534	$(1,588)	$1,808,946

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2014:
(1) Reflects ARC HCT II's historical unaudited Consolidated Balance Sheet as of September 30, 2014, as previously filed.
(2) Reflects the acquisition of the Property. The total purchase price for the property, excluding acquisition costs, was approximately $95.0 million, which was funded with proceeds from ARC HCT II's initial public offering.
ARC HCT II allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings and fixtures on an as-if vacant basis. ARC HCT II utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Intangible assets include the estimated value of in-place leases with residents at acquisition date.
In making estimates of fair values for purposes of allocating purchase price, ARC HCT II utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. ARC HCT II also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2014

The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013 and the nine months ended September 30, 2014, are presented as if American Realty Capital Healthcare Trust II, Inc. ("ARC HCT II") acquired the fee simple interest in the senior living facility located in West Chester, Pennsylvania (the "Property") as of the beginning of the first fiscal year presented. These Unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and ARC HCT II's historical financial statements and notes thereto included in ARC HCT II's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had ARC HCT II acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of ARC HCT II.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	Wellington at Hershey's Mill (2)	Pro Forma Adjustments Wellington at Hershey's Mill		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$1,551	$14,234	$—		$15,785
Operating expense reimbursements	266	—	—		266
Resident services and fee income	—	3,447	—		3,447
Total revenues	1,817	17,681	—		19,498
Operating expenses:
Property operating and maintenance	122	9,918	—		10,040
Acquisition and transaction related	730	—	—		730
General and administrative	109	1,573	—		1,682
Depreciation and amortization	1,077	1,109	9,151	(3)	11,337
Total operating expenses	2,038	12,600	9,151		23,789
Operating income (loss)	(221)	5,081	(9,151)		(4,291)
Other income (expenses):
Interest expense, net	—	(2,786)	2,786	(4)	—
Other income	—	—	—		—
Total other income (expenses)	—	(2,786)	2,786		—
Net income (loss)	$(221)	$2,295	$(6,365)		$(4,291)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2013 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2014

Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2014:

(In thousands)	Consolidated American Realty Capital Healthcare Trust II, Inc. (1)	Wellington at Hershey's Mill (2)	Pro Forma Adjustments Wellington at Hershey's Mill		Pro Forma American Realty Capital Healthcare Trust II, Inc.
Revenues:
Rental income	$14,061	$10,851	$—		$24,912
Operating expense reimbursements	164	—	—		164
Resident services and fee income	1,849	2,800	—		4,649
Total revenues	16,074	13,651	—		29,725
Operating expenses:
Property operating and maintenance	5,231	7,495	—		12,726
Acquisition and transaction related	20,887	—	—		20,887
General and administrative	2,212	1,255	—		3,467
Depreciation and amortization	10,629	826	6,869	(3)	18,324
Total operating expenses	38,959	9,576	6,869		55,404
Operating income (loss)	(22,885)	4,075	(6,869)		(25,679)
Other income (expenses):
Interest expense, net	(2,163)	(2,052)	2,052	(4)	(2,163)
Other income	296	—	—		296
Total other income (expenses)	(1,867)	(2,052)	2,052		(1,867)
Net income (loss)	$(24,752)	$2,023	$(4,817)		$(27,546)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2013 and the nine months ended September 30, 2014:
(1) Reflects ARC HCT II's historical operations for the period indicated as previously filed.
(2) Reflects the operations of the Property for the period indicated.
(3) Represents the adjustment needed to reflect the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired as of the beginning of the period presented.  Depreciation is computed using the straight-line method over the estimated lives of 15 years for building and land improvements, 40 years for buildings and five years for fixtures and equipment.  Intangible assets are amortized to expense over the estimated term of the residents in-place at acquisition date of one year.

(4)	Represents the adjustment to eliminate interest expense for unassumed mortgages. The acquisition of the Property will be funded through proceeds raised from ARC HCT II's initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: February 18, 2015	By:	/s/ Edward F. Lange
Edward F. Lange
Chief Financial Officer, Chief Operating Officer and Treasurer